Exhibit 15(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.333-194197, 333-194196, 333-18709, 333-179982, 333-173974, 333-173064, 333-165433, 333-157795, 333-149830, 333-142662, 333-141674 and 333-132846) of Nokia Corporation of our report dated March 19, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Oy
Helsinki, Finland
March 19, 2015